Exhibit 21.1
List of Subsidiaries of Inverness Medical Innovations, Inc.
As of February 22, 2010

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Adam Biotechnology, Limited	United Kingdom	100%
Alchemy Laboratories, Limited	United Kingdom	100%
Alere Health, LLC	Delaware	100%
Alere Health Improvement Company	Delaware	100%
Alere Health Systems, Inc.	Delaware	100%
Alere Healthcare of Illinois, Inc.	Georgia	100%
Alere HK Holdings, Limited	Hong Kong	100%
Alere Holdings Pty Limited	Australia	100%
Alere Medical, Inc.	California	100%
Alere Wellology, Inc.	Delaware	100%
Alere Women’s and Children’s Health, LLC	Delaware	100%
ALR Holdings	Korea	100%
Ameditech, Inc.	California	100%
Applied Biotech, Inc.	State of California	100%
BBI Enzymes Limited	United Kingdom	100%
BBI Enzymes (UK) Limited	United Kingdom	100%
BBI Enzymes (USA) Limited	United Kingdom	100%
BBI Healthcare Limited	United Kingdom	100%
BBI Holdings Plc	United Kingdom	100%
BBI Research, Inc.	Wisconsin	100%
BBI Life Sciences Limited	United Kingdom	100%
Binax, Inc.	Delaware	100%
Biolinker S.A.	Argentina	100%
Biosite GmbH	Germany	100%
Biosite International Sarl	Switzerland	100%
Biosite Ltd.	United Kingdom	100%
BioSite Incorporated	Delaware	100%
Bio-Stat Healthcare Limited	United Kingdom	100%
Bio-Stat Holdings, Limited	United Kingdom	100%
Biosyn Limited	Ireland	100%
Biosystems, S.A.	Colombia	100%
Biozyme Holdings Limited	United Kingdom	100%
British Biocell International Limited (BBIL)	United Kingdom	100%
Cambridge Bio-Nutritional Limited	United Kingdom	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Cedar Health Limited	United Kingdom	100%
Cholestech Corporation	Delaware	100%
CLONDIAG GmbH	Germany	100%
Concateno plc	United Kingdom	100%
Diagnostics Direct Limited	United Kingdom	100%
DiaTeam Diagnostika und Arzneimittel	Germany	100%
Großhandel GmbH
DMD — GmbH	Germany	100%
F&H Baxter (Holdings) Limited	United Kingdom	100%
First Check Diagnostics Corp.	State of Delaware	100%
First Check Ecom, Inc.	Massachusetts	100%
Framed BV	The Netherlands	100%
Free & Clear, Inc.	Delaware	100%
GabMed GmbH	Germany	100%
GeneCare Medical Genetics Center, Inc.	North Carolina	100%
Gesellschaft fur Patientenhilfe DGP GmbH	Germany	100%
Hemosense, Inc.	Delaware	100%
IM Hong Kong Trading Co., Limited	Hong Kong	100%
IM US Holdings, LLC	Delaware	100%
IMG Holding GmbH	Germany	100%
Innovacon, Inc.	State of Delaware	100%
Innovative Medical Devices Bvba	Belgium	100%
Innovative Mobility, LLC	Florida	100%
Instant Technologies, Inc.	State of Virginia	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Inverness Medical – Biostar Inc.	Delaware	100%
Inverness Medical (Shanghai) Co., Ltd.	China	75%
Inverness Medical (UK) Holdings, Ltd.	United Kingdom	100%
Inverness Medical Australia Pty, Ltd.	Australia	100%
Inverness Medical Beijing Co., Limited	China	100%
Inverness Medical Benelux Bvba	Belgium	100%
Inverness Medical Canada, Inc.	Canada	100%
Inverness Medical Deutschland GmbH	Germany	100%
Inverness Medical France SAS	France	100%
Inverness Medical Iberica, S.A.U.	Spain	100%
Inverness Medical India Private Limited	India	100%
Inverness Medical Innovations North America, Inc.	Delaware	100%
Inverness Medical Innovations Australia Pty Limited	Australia	100%
Inverness Medical Innovations Hong Kong Limited	Hong Kong	100%
Inverness Medical Innovations SK, LLC	Delaware	100%
Inverness Medical Innovations South Africa Pty, Ltd.	South Africa	100%
Inverness Medical International Holding Corp.	State of Delaware	100%
Inverness Medical Investments LLC	State of Delaware	100%
Inverness Medical Italia, S.r.l.	Italy	100%
Inverness Medical Japan Co., Ltd.	Japan	100%
Inverness Medical New Zealand Limited	New Zealand	100%
Inverness Medical Professional Diagnostics	Australia	100%
– Australia Pty. Ltd.
Inverness Medical Shimla Private Limited	India	100%
Inverness Medical Spain, S.L.	Spain	100%
Inverness Medical Switzerland GmbH (“IMS”)	Switzerland	100%
Inverness Medical UK Limited	United Kingdom	100%
Inverness Medical, LLC	State of Delaware	100%
Ischemia Technologies, Inc.	Delaware	100%
IVC Industries, Inc.	State of Delaware	100%
IVD Management Limited	Ireland	100%
Jinsung Meditech, Inc.	Korea	100%
Kroll Laboratory Specialists, Inc.	Louisiana	100%
Laboratory Specialists of America, Inc.	Oklahoma	100%
Long Chain International Corp.	Taiwan	100%
Matria of New York, Inc.	New York	100%
Matritech GmbH	Germany	100%
Matritech, Inc.	Delaware	100%
Medim Schweiz GmbH	Switzerland	100%
Med-Ox Chemicals Limited	Canada	100%
Mologic Limited	United Kingdom	100%
Orange Medical BV	The Netherlands	100%
Orange Medical Bvba	Belgium	100%
Orgenics International Holdings B.V.	The Netherlands	100%
Orgenics, Ltd. (1)	Israel	100%
Ostex International, Inc.	State of Washington	100%
Payern Limited	Ireland	100%
PBM-Selfcare, LLC	Delaware	50%
Quality Assured Services, Inc. (QAS)	Florida	100%
Redwood Toxicology Laboratories, Inc.	California	100%
Rich Horizons International Limited	British Virgin Islands	100%
RMD Networks, Inc.	Delaware	100%
RTL Holdings, Inc.	Delaware	100%
Scientific Testing Laboratories, Inc.	Virginia	100%
Selfcare Technology, Inc.	State of Delaware	100%
Seravac Biotech (Pty) Limited S.A.	Republic of South Africa	100%
Seravac USA	California	100%
SPD Swiss Precision Diagnostics GmbH	Switzerland	50%
SPDH, Inc.	Delaware	100%
Standard Diagnostics, Inc.	Korea	62%
Stirling Medical Innovations Ltd.	Scotland	100%
Tapestry Medical, Inc.	Delaware	100%
Unipath Management, Ltd.	United Kingdom	100%
Unipath, Ltd.	United Kingdom	100%
Ventario GmbH	Germany	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Vision Biotech Pty Ltd.	South Africa	100%
Wampole Laboratories, LLC	State of Delaware	100%
ZyCare, Inc.	North Carolina	100%

Note: Each subsidiary does business under its own name, as listed above.

(1)	Orgenics, Ltd has subsidiaries in France (Orgenics France S.A., 100% owned), Brazil (Prodimol Biotecnologia S.A., and Quantum Diagnosticos Ltda, –both 100% owned), Columbia (Orgenics Columbia Ltd., 100% owned), Israel (Inverness Medical Innovations (Africa) Ltd, 86% owned), Nigeria (Orgenics Nigeria Ltd., 100%), Russia (Biograde, 51%).